SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


                      |_| Preliminary Information Statement

                |_| Confidential, for Use of the Commission Only
                       (as permitted by Rule 14c-5(d)(2))

                      |X| Definitive Information Statement

      --------------------------------------------------------------------


                         DUNES HOTELS AND CASINOS, INC.
                  (Name of Registrant As Specified In Charter)


      --------------------------------------------------------------------



Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

          1)    Title of each class of securities to which transaction applies:
                __________________________

          2)    Aggregate number of securities to which transaction applies:____
                __________________________

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________________

          4)    Proposed maximum aggregate value of transaction:_______________

          5)    Total fee paid:___________________________

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid: ____________________________________

(2)   Form, Schedule or Registration Statement No.:__________________________

(3)   Filing Party: ______________________________________

(4)   Date Filed: _______________________________________

                         DUNES HOTELS AND CASINOS, INC.
                      46735 County Road 32B, P.O. Box 130,
                             Davis, California 95617
                            Telephone: (530) 753-4890



                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 8, 2001
                       -----------------------------------


             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY.

                      -----------------------------------


To Shareholders:

You are cordially invited to attend the 2001 Annual Meeting of the Shareholders of Dunes Hotels and Casinos, Inc. ("Dunes") to be held on October 8, 2001, 11:00 A.M. Central Time, at 8441 E. 32nd Street N., Suite 200, Wichita, Kansas 67226 to consider and act upon the following proposals, as described in the accompanying Information Statement:

To elect five directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified.

1. To transact such other business as may properly come before the meeting or any adjournments thereof.

2. Only holders of stock of record at the close of business on August 17, 2001 (the "Record Date") are entitled to receive this notice and to vote at this meeting and any adjournments thereof.



                               By Order of the Board of Directors



Davis, California

September 17, 2001

                              INFORMATION STATEMENT

                                  INTRODUCTION

This information statement is being mailed or otherwise furnished to shareholders of Dunes Hotels and Casinos, Inc., a New York corporation ("Dunes"), in connection with the upcoming annual meeting of its shareholders to be held at 8441 E. 32nd Street N., Suite 200, Wichita, Kansas 67226 on October 8, 2001, 11:00 A.M. Central Time. This information statement is being first sent to shareholders on or about September 17, 2001.

Proposals

The following proposals are being presented at the meeting (the "Proposals"):

1. To elect five directors to serve until the next Annual Meeting of Shareholders and thereafter until their successors are elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Vote Required

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock and preferred stock, considered as a single class, is necessary to constitute a quorum at the Annual Meeting of Shareholders. Each holder of common stock and preferred stock is entitled to one vote for each share held. Voting for the election of directors is non-cumulative, which means that a simple majority of the shares voting may elect all of the directors. Directors will be elected from the nominees receiving the plurality of the votes of the shares of common stock and preferred stock present and voting together as a class at the meeting. Each share of common stock and preferred stock which is represented, in person or by proxy, at the meeting will be accorded one vote on each of the five director seats up for election. The vote which is required to approve any other business as may properly come before the meeting is the affirmative vote of the holders of a majority of the Dunes' common stock and preferred stock voting together as a single class.

A shareholder who is present, in person or by proxy, and who withholds his vote in the election of directors, will be counted for purposes of determining whether a quorum exists, but the withholding of his vote will not affect the election of directors. A shareholder who is present, in person or by proxy, and who abstains from voting on other proposals, will be counted for purposes of a quorum, and the abstention will have the same effect as a vote against the proposals. Broker non-votes will be considered shares not present and will have no effect on the outcome of the vote. If a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The record date for purposes of determining the number of outstanding shares of common stock and preferred stock of the Dunes, and for determining shareholders entitled to vote, is the close of business on August 17, 2001 (the "Record Date"). As of the Record Date, the Dunes had outstanding 4,470,619 shares of common stock and 5,898 shares of preferred stock. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and non-assessable.

General Financial Services directly owns 3,000,000 shares of common stock and indirectly owns 1,004,094 shares of common stock through its wholly owned subsidiary, GFS Acquisition Company, Inc. Steve Miller is the sole shareholder of General Financial Services. The shares of common stock directly and indirectly owned by General Financial Services represent over 89% of the votes eligible to be cast at the meeting. As a result, General Financial

Services will be able to approve by itself any matters that are voted on at the meeting. General Financial Services has indicated its intention to vote for the election of the persons nominated for election to the Board of Directors.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Directors are elected by the shareholders at each Annual Meeting of Shareholders to hold office until their respective successors are elected and qualified, and need not be shareholders of the Dunes or residents of the State of New York. Directors may receive compensation for their services as determined by the Board of Directors. See "Compensation of Directors and Executive Officers." The By-laws of the Company provide that the number of directors constituting the entire Board shall be five. Presently, the Board consists of Steve K. Miller, D. Cary Peaden, James R. Herfurth, James G. Steckart and Paul H. Viets. All of the above-mentioned directors have chosen to stand for re-election and have been nominated for re-election by the Board.

Although management of the Company expects that each of the following nominees will be available to serve as a director, in the event that any of them should become unavailable prior to the shareholders meeting, a replacement will be appointed by a majority of the then-existing Board of Directors. Management has no reason to believe that any of its nominees, if elected, will be unavailable to serve. All nominees are expected to serve until the 2002 Annual Meeting of
Shareholders or until their successors are duly elected and qualified. Information about each nominee is contained in the section entitled "Directors and Executive Officers."

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information concerning the Dunes' directors and executive officers:

                                                                    Date First
                              Position Held with                    Elected or
       Name          Age           the Dunes                        Appointed
       ----          ---      ------------------                    ----------

  Steve K. Miller     52      Director and President                April 2000
  D. Cary Peaden      46      Director, Treasurer and Secretary     April 2000
  James Herfurth      60      Director                              April 2000
  James G. Steckart   53      Director                              April 2000
  Paul H. Viets       68      Director                              April 2000


The following is a brief account of the business experience during the past five years of each director and executive officer of the Dunes, including principal occupations and employment during that period and the name and principal business of any corporation or other organization in which such occupation and employment were carried on.

Mr. Miller was elected a Director and President of the Dunes in April 2000. Mr. Miller has been employed by General Financial Services, Inc. since 1988 and served as President since 1995. He earlier served as President and has continually served as Chairman of the Board of Directors since its founding. General Financial Services, Inc. is primarily engaged in the investment and redevelopment of distressed real estate assets. He also owns several companies operated in conjunction with General Financial engaged in real estate investment, agricultural, hotel ownership and aviation. Mr. Miller is President and owns fifty percent (50%) of the stock of Milmo, Inc. which invests in real estate, and owns a hotel in Branson, Missouri. Prior to founding General Financial, Mr. Miller owned and operated John Deere agricultural equipment dealerships. Mr. Miller received his BA in Accounting and Finance from Southwestern Oklahoma State University.

Mr. Peaden was elected a Director, Secretary and Treasurer of the Dunes in April 2000. Mr. Peaden has been special assistant to the President of Rich-Mix, Inc., a construction and garden materials distribution company, since 1999. Previously, Mr. Peaden was employed by General Financial Services, Inc. from 1989 through 1999. Mr. Peaden continues to be employed by General Financial Services on a part-time basis and has been a Vice President of General Financial Services since 1995. Mr. Peaden attended and studied Business Administration at Wichita State University.

Mr. Herfurth was elected a Director of the Dunes in April 2000. Mr. Herfurth has practiced law in California since 1977. He is a member of the Board of Directors of Valley Solar Systems, Inc., a corporation doing business in energy conservation, and is the President and a Director of FCW, Inc., a corporation engaged in the purchase of consumer loans. Mr. Herfurth owns and operates commercial, industrial and residential properties. He is a graduate of the College of the Sequoias and Humphreys College of Law.

Mr. Steckart was elected a Director of the Dunes in April 2000. Mr. Steckart is currently self-employed. From January 1999 until 2001, Mr. Steckart was the President of PXC, LLC, a Washington State based financial services company. Prior to joining PXC, Mr. Steckart served as Chief Executive Officer and
President of Home Choice, Inc., Dallas, Texas, a publicly traded home furnishings and electronics leasing company from May 1998 to January 1999 and Chief Operating Officer from February 1998 to January 1999. From 1996 to October 1997, he was the President of Alameda Management Company, a business engaged in the development, management and ownership of inn-type motels. Mr. Steckart was employed by Advantage Companies, Inc., a publicly traded franchisee of Rent-A-Center, first as Vice President of Operations from 1991 to 1993 and then as President from 1993 to 1996.

Mr. Viets was elected a Director of the Dunes in April 2000. Mr. Viets is Chairman of the Board of Directors of Commerce Bank of Independence, Kansas. Prior to that, he served as Chairman, President and Director of Citizens National Bank, which he and his partners sold to Commerce Bancshares, Inc., St. Louis, Missouri. Mr. Viets is also a partner in Vico Rentals, L.C., a real estate development company unrelated to General Financial. Mr. Viets is a business graduate of the University of Kansas.

Mr. Miller and Mr. Peaden are the only executive officers of the Dunes.

All directors serve until the Dunes' next Annual Meeting of Shareholders and until their successors are elected and qualified. The Dunes' officers serve at the pleasure of the Board of Directors. The Board generally considers the status of the officers at the meeting of the Board following each Annual Meeting of Shareholders.

The Dunes has maintained an Audit Committee of the Board of Directors (Audit Committee) since 1978. The Audit Committee currently consists of Messrs. Herfurth, Steckart and Viets, all of which are independent directors as defined in Rule 4200(a)(14) of the NASD's listing standards.

The Board does not have a nominating committee or compensation committee.

The Board and Audit Committee jointly met 3 times during 2000, and 2 times during 2001 to date. Each director attended at least 75% of the aggregate meetings of the Board and of the committees upon which he served.

There are no family relationships between any of the directors and executive officers of Dunes.

                             AUDIT COMMITTEE REPORT

The primary functions of the Audit Committee are to review the scope and results of audits by the Dunes' independent auditors, the Dunes' internal accounting controls, the non-audit services performed by the independent accountants, and the cost of accounting services. The Board of Directors has not adopted a written charter for the Audit Committee.

In addition to the duties  discussed  above,  the Audit Committee is required to
(a) review any and all proposed transaction of any kind or nature to which the Dunes and any of its subsidiaries is to be a party provided that such transaction is (i) in excess of $20,000 in the aggregate per year and (ii) one or more of the following is to have a direct or indirect interest in such transaction: (1) any director or officer of the Dunes; (2) any director or officer of any subsidiary or affiliate of the Dunes; (3) any security holder who to the Dunes' knowledge directly or indirectly owns or controls more than 5% of the outstanding shares of any class of stock of the Dunes; (4) any employee of or consultant to the Dunes or any of its subsidiaries or affiliates whose annual compensation from the Dunes and its subsidiaries and affiliates exceeds $75,000 in the aggregate; or (5) any relative or spouse of any of the foregoing persons or any relative or spouse who has the same home as such person; and (b) review the aforesaid proposed transaction for fairness and business purpose and shall by majority vote of the Audit Committee approve such transaction.

The Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with the Dunes' independent auditors the matters required to be discussed by SAS 61, and (3) received the written disclosures and the letter from the Dunes' independent accountants required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has discussed with the Dunes' independent accountants the independent accountants' independence.

The Audit Committee is responsible for recommending to the Board that the Dunes' financial statements be included in the Dunes' annual report. Based on the discussions with the independent accountants concerning the audit, the financial statement review, and other such matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that these financial statements to be included in the Dunes' 2000 Annual Report on Form 10-KSB.

              Submitted by the Audit Committee of the Dunes' Board of Directors


              James Herfurth
              James Steckart
              Paul Viets

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Based solely upon a review of the Commission's Forms 3, 4 and 5 received by the Dunes during the last fiscal year and written representations solicited by the Dunes, no Officer, Director, beneficial owner of more than 10% of any class of the Dunes' equity securities or any other person subject to Section 16 of the Exchange Act failed to file on a timely basis as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2000, except as follows: (1) the initial Form 3's for Paul Viets, James Steckart and James Herfurth were each filed one day late and the initial Form 3's for Fadi Mashnouk, Thomas Steele and Cary Peaden were each filed two days late (each of these forms reported that the reporting person did not own any shares of common or preferred stock in the Dunes) and (2) the Form 5 for General Financial Services, Inc. and Mr. Steve Miller for the year ended December 31, 2000, reporting the acquisition of 120 shares of preferred stock was filed one day late. On April 6, 2001, General Financial Services, Inc., GFS Acquisition Company, Inc. and Mr. Miller amended their Form 5 to report the acquisition of 18,000 shares of common stock that had previously not been reported on Form 4.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

         The following table sets forth the annual compensation paid to the Dunes' President for each of the last three fiscal years. No executive officer of the Dunes received compensation in excess of $100,000 for the 3 years ended December 31, 2000.


           (a)                    (b)             (c)             (d)                (e)                  (i)

Name and principal                                                               Other annual          All other
position                          Year         Salary($)        Bonus($)       compensation($)     compensation($)(1)
---------                         ----         ---------        --------       ---------------     ------------------

Steve K. Miller, President     2000 (2)         $71,381            --                 --                $11,067

Edward Pasquale, President     2000 (3)            --              --                 --                $22,267

                               1999                --              --                 --                $62,568

                               1998                --              --                 --                $36,862

(1) All other compensation for Mr. Miller consists of the following:

       Directors fees      $10,667
       Consulting fees         400
                           -------
                           $11,067
                           =======

       All other compensation for Mr. Pasquale
       consists of the following:
                                       Year Ended  December 31,
                                     ---------------------------
                                     1998       1999        2000
                                     ----       ----        ----

              Directors fees       $15,000     $15,000    $ 4,333

              Audit Committee fees  12,000      12,000      3,467

              Consulting fees        9,862      35,568     14,467
                                   -------     -------    -------
                                   $36,862     $62,568    $22,267
                                   =======     =======    =======

(2)    Mr. Miller was elected President of the  Dunes on April
       14, 2000.

(3)    Mr. Pasquale was President of the  Dunes from December
       1997 to April 14, 2000.


      The Dunes does not have a plan, pursuant to which cash or non-cash compensation is paid or distributed, or is proposed to be paid or distributed in the future. The Dunes does not have any pension or other benefit plans. Further, the Dunes has no stock option plans and has not granted any stock options to its officers or directors.

Compensation of Directors

      The Dunes pays each director an annual fee of $15,000 payable monthly. In addition to their regular director's fees, board members and audit committee members are paid $200 per half-day and $400 per full day for special projects considered to be outside the scope of their duties as board and audit committee members. In addition, they receive a travel fee of $300 for each meeting attended.

      Messrs. Herfurth, Steckart and Viets are all members of the Dunes' Audit Committee. For services rendered as Audit Committee members and consultants during the fiscal year 2000, Messrs. Herfurth, Steckart and Viets were paid $17,500, $400 and $400, respectively.

                            MARKET FOR COMMON EQUITY

      The principal United States market in which the Dunes' common stock is traded is the over-the-counter market. The Dunes' symbol for its common stock is "DUNE". There is no established public trading market for the Dunes' preferred stock. Neither the Dunes' common stock nor the Dunes' preferred stock is listed for trading on an exchange.

      The following table sets forth for the periods indicating the range of the high and low bid quotations for the Dunes' common stock as quoted on the OTC Bulletin Board. The reported bid quotations reflect inter-dealer prices, without retail markup, markdown or commissions, and may not necessarily represent actual transactions.



             2001              HIGH               LOW
             ----              ----               ---
         1st Quarter           $1.25             $0.83
         2nd Quarter           $1.12             $0.95
         3rd Quarter           $1.25             $1.01




             2000              HIGH               LOW
             ----              ----               ---
         1st Quarter           $1.31             $0.75
         2nd Quarter           $0.75             $0.59
         3rd Quarter           $0.75             $0.62
         4th Quarter           $0.88             $0.50


             1999              HIGH               LOW
             ----              ----               ---
         1st Quarter           $0.25             $0.19
         2nd Quarter           $0.83             $0.21
         3rd Quarter           $0.89             $0.50
         4th Quarter           $0.78             $0.68


      On August 17, 2001, the Dunes' transfer agent reported that there were approximately 577 holders of record of the Dunes' common stock, and approximately 175 holders of record of the Dunes' Series B $7.50 cumulative, voting and non-convertible preferred stock.

      Dividends on the Dunes' common stock have not been paid since the second quarter of 1979. Dividends on the Dunes' preferred stock have not been paid since the first quarter of 1982. The Dunes is in arrears on dividends on the preferred stock in the amount of approximately $1.6 million as of June 30, 2001. The Dunes has no present intention to pay dividends on either its common or preferred shares in the near future.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table shown below contains certain information as of August 17, 2001 with respect to (1) any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act), who is known to the Dunes to be beneficial owner (as that term is defined in rules and regulations of the Commission under the federal securities laws) of more than 5% of the Dunes' common stock, (2) each director and each executive officer named in the summary compensation table and (3) certain information with respect to the Dunes' common stock beneficially owned (as that term is defined in rules and regulations of the Commission under the federal security laws) by all directors, and executive officers of the Dunes as a group.


                                            Amount and
                                            Nature of       Percent of
Name and Address                            Beneficial      Common Stock
of Beneficial Owner                         Ownership(1)    Outstanding
-------------------                         ------------    ------------

General Financial Services, Inc. (2)
8441 E. 32nd Street N                        4,004,094         89.6%
Wichita, KS  67226

Steve K. Miller (2)                          4,004,094         89.6%

James R. Herfurth                                --             --

James G. Steckart                                --             --

Paul H. Viets                                    --             --

D. Cary Peaden                                   3,100          *

All Directors and Officers                   4,007,194         89.6%
as a Group (5 Persons)

-------------------------------
* less than 1%

1) In furnishing this information, the Dunes is relying upon the contents of statements filed with the Commission pursuant to Section 13(d) and Section 13(g) of the Exchange Act.

2) Consists of 3,000,000 shares owned directly by General Financial Services, Inc. and 1,004,094 shares owned indirectly through its wholly owned subsidiary GFS Acquisition Company, Inc. Mr. Miller is the sole stockholder, sole director and the President of General Financial Services, Inc. and as a result may be deemed to be the beneficial owner of the shares owned directly and indirectly by General Financial Services, Inc.

The following table sets forth, as of August 17, 2001, the number and percentage of shares of the Dunes' Series B preferred stock which are beneficially owned, directly or indirectly, by (1) any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act), who is known to the Dunes to be beneficial owner (as that term is defined in rules and regulations of the Commission under the federal securities laws) of more than 5% of the Dunes' preferred stock, (2) each director and each executive officer named in the summary compensation table and (3) certain information with respect to the Dunes' preferred stock beneficially owned (as that term is defined in rules and regulations of the Commission under the federal security laws) by all directors, and executive officers of the Dunes as a group.

                                             Amount and
                                             Nature of        Percent of
Name and Address                             Beneficial     Preferred Stock
of Beneficial Owner                         Ownership(1)      Outstanding
-------------------                         ------------    ------------
USI Corp(2)
1040 Lawrence Court
Wichita, KS  67206                              2,399         40.7%

Steve K. Miller(3)                              2,093         35.5%

James R. Herfurth                                --             --

James G. Steckart                                --             --

Paul H. Viets                                    --             --

D. Cary Peaden                                   --             --

All Directors and Officers
as a Group (5 Persons)                          2,093         35.5%

1. In furnishing this information, the Dunes is relying upon the contents of statements filed with the Commission pursuant to Section 13(d) and Section 13(g) of the Exchange Act.

2. USI Corp claims that it owns or has rights to approximately 3,000 shares of preferred stock. Pursuant to an order by the United States District Court for Kansas, USI Corp has agreed not to transfer these shares. See Note 10 to the Consolidated Financial Statements of the Dunes included in its report on Form 10-KSB for the year ended December 31, 2000.

3. Consists of 2,093 shares owned by General Financial Services, Inc. Mr. Miller is the sole stockholder, sole Director and the President of General Financial Services, Inc. and as a result may be deemed to be the beneficial owner of the shares owned by General Financial Services, Inc.

                              INDEPENDENT AUDITORS

    The Audit Committee has selected BKD, LLP certified public accountants as the independent auditors of the Dunes for fiscal year 2001. A representative of BKD, LLP will be present at the Annual Meeting of Shareholders, will be available to respond to appropriate questions, and will have an opportunity to make a statement.

      The Dunes has retained BKD as its independent public accountants since July 31, 2000. On that same date, the Dunes terminated the engagement of Piercy, Bowler, Taylor & Kern, as its independent public accountants ("Piercy"). The engagement of BKD was recommended by the Audit Committee of the Dunes' Board of Directors and approved by the Board.

      The audit report of Piercy on the Dunes' financial statements for the fiscal year ended December 31, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

      In connection with the audit of the Dunes' financial statements for the fiscal year ended December 31, 1999 and in the subsequent interim period, there were no disagreements between the Dunes and Piercy on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Piercy would have caused it to make reference to the subject matter of the disagreement in connection with its report on the audited financial statements.


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


                         FINANCIAL AND OTHER INFORMATION


      Enclosed with this information statement is a copy of the Dunes' annual report to the Securities and Exchange Commission on Form 10-KSB for the fiscal year ended December 31, 2000, the Dunes' Form 10-QSB for the period ended March 31, 2001 and the Dunes' Form 10-QSB for the period ended June 30, 2001.

                               By Order of the Board of Directors











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